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                  GENERAL ELECTRIC COMPANY                           EXHIBIT 12
                  RATIO OF EARNINGS TO FIXED CHARGES

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
(Dollars in millions)                                       Nine months ended
                                                            September 30, 1995
                                                            ------------------
GE except GECS

"Earnings" <F1>                                                    $6,258
Less:  Equity in undistributed earnings
             of General Electric Capital
             Services, Inc. <F2>                                   (1,197)
Plus:  Interest and other financial
             charges included in expense                              474
          One-third of rental expense  <F3>                           129
                                                                   ------
Adjusted "earnings"                                                $5,664
                                                                   ======

Fixed Charges:
  Interest and other financial charges                            $   474
  Interest capitalized                                                  7
  One-third of rental expense  <F3>                                   129
                                                                  -------
Total fixed charges                                                  $610
                                                                  -------
Ratio of earnings to fixed charges                                   9.29
                                                                  =======

General Electric Company and consolidated affiliates

"Earnings" <F1>                                                   $ 7,190
Plus:  Interest and other financial
             charges included in expense                            5,443
         One-third of rental expense   <F3>                           245
                                                                  -------
Adjusted "earnings"                                               $12,878
                                                                  =======

Fixed Charges:
  Interest and other financial charges                            $ 5,443
  Interest capitalized                                                 20
  One-third of rental expense  <F3>                                   245
                                                                  -------
    Total fixed charges                                           $ 5,708
                                                                  =======
    Ratio of earnings to fixed charges                               2.26
                                                                  =======

<F1>  Earnings from continuing operations before income taxes and minority interest.
<F2>  Earnings after income taxes, net of dividends.
<F3>  Considered to be representative of interest factor in rental expense.
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